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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Natrol, Inc. 1998 Employee Stock Purchase Plan (Form S-8 No. 333-62549) and the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (Form S-8 No. 333-67229) of our report dated March 1, 2001, with respect to the consolidated financial statements of Natrol, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                              /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 27, 2001